Exhibit 99.1

Morgan Stanley

Unaudited Pro Forma Condensed Consolidated Financial Information

The accompanying unaudited pro forma condensed consolidated financial information has been prepared to reflect the June 30, 2007 (the “Distribution Date”) distribution by Morgan Stanley (the “Company”) of all the shares of Discover Financial Services (“Discover”) to the Company’s stockholders (the “Discover spin-off”). On the Distribution Date, the Company distributed one share of common stock of Discover, par value $0.01 per share, for every two shares of the Company’s common stock held by stockholders of record as of June 18, 2007. Stockholders will receive cash in lieu of fractional shares for amounts less than one full Discover share. The Company has received a ruling from the Internal Revenue Service that, based on customary representations and qualifications, the distribution will be tax-free to Morgan Stanley stockholders for U.S. federal income tax purposes. Discover common stock is listed on the New York Stock Exchange under the ticker symbol “DFS”.

The unaudited pro forma condensed consolidated statements of income for the fiscal years ended November 30, 2006, 2005 and 2004, the three months ended February 28, 2007 and for the three and six months ended May 31, 2007 gives effect to the Discover spin-off as if the distribution and related transactions occurred on December 1, 2003. The unaudited pro forma condensed consolidated statement of financial condition as of May 31, 2007 gives effect to the Discover spin-off as if the distribution and related transactions occurred on May 31, 2007. The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments set forth in the accompanying notes. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The unaudited pro forma condensed consolidated financial information is for illustrative and informational purposes only and is not intended to represent, or be indicative of, what the Company’s results of operations or financial position would have been had the Discover spin-off occurred on the dates indicated. The unaudited pro forma condensed consolidated financial information also should not be considered representative of the Company’s future financial position or results of operations.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the:

•	Accompanying notes to the unaudited pro forma condensed consolidated financial information;
•	The Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2006;
•	The Company’s Current Report on Form 8-K dated April 10, 2007;
•	The Company’s Quarterly Report on Form 10-Q for the three months ended February 28, 2007;
•	The Company’s Quarterly Report on Form 10-Q for the three and six months ended May 31, 2007;
•

Discover’s Registration Statement on Form 10 initially filed with the Securities Exchange Commission on March 23, 2007, as amended by Amendment No. 1 filed on May 1, 2007, Amendment No. 2 filed on May 9, 2007, Amendment No. 3 filed on May 18, 2007 and Amendment No. 4 filed on June 1, 2007.

1

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF FINANCIAL CONDITION

(dollars in millions)

	May 31, 2007
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Assets
Cash and cash equivalents	$31,786	$(7,892)	$4,139	(c)	$28,383
			350	(d)
Cash and securities deposited with clearing organizations or segregated under federal and other regulations or requirements	47,114	(1)	—		47,113
Financial instruments owned:
U.S. government and agency securities	35,198	(73)	—		35,125
Other sovereign government obligations	28,764	—	—		28,764
Corporate and other debt	167,751	—	—		167,751
Corporate equities	99,728	—	—		99,728
Derivative contracts	56,461	(28)	—		56,433
Investments	10,050	—	—		10,050
Physical commodities	3,165	—	—		3,165

Total financial instruments owned	401,117	(101)	—		401,016
Securities received as collateral	112,236	—	—		112,236
Collateralized agreements:
Securities purchased under agreements to resell	144,051	—	—		144,051
Securities borrowed	252,213	—	—		252,213
Receivables:
Consumer loans, net	21,917	(21,854)	—		63
Customers	113,866	—	—		113,866
Brokers, dealers and clearing organizations	17,009	—	—		17,009
Other loans	14,334	—	—		14,334
Fees, interest and other	11,991	(312)	—		11,679
Other investments	13,302	—	—		13,302
Office facilities and other equipment, at cost, net	4,501	(658)	—		3,843
Goodwill	2,977	(536)	—		2,441
Intangible assets, net	1,155	(200)	—		955
Other assets	10,424	(4,119)	—		6,305

Total assets	$1,199,993	$(35,673)	$4,489		$1,168,809

2

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF FINANCIAL CONDITION—(Continued)

(dollars in millions)

	May 31, 2007
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Liabilities and Shareholders’ Equity
Commercial paper and other short-term borrowings	$33,747	$(530)	$—		$33,217
Deposits	43,577	(23,080)	—		20,497
Financial instruments sold, not yet purchased:
U.S. government and agency securities	18,085	—	—		18,085
Other sovereign government obligations	23,586	—	—		23,586
Corporate and other debt	6,321	—	—		6,321
Corporate equities	58,491	—	—		58,491
Derivative contracts	58,919	(40)	—		58,879
Physical commodities	1,147	—	—		1,147

Total financial instruments sold, not yet purchased	166,549	(40)	—		166,509
Obligation to return securities received as collateral	112,236	—	—		112,236
Collateralized financings:
Securities sold under agreements to repurchase	252,710	—	—		252,710
Securities loaned	147,216	—	—		147,216
Other secured financings	43,456	—	—		43,456
Payables:
Customers	142,080	—	—		142,080
Brokers, dealers and clearing organizations	13,656	—	—		13,656
Interest and dividends	6,541	(228)	—		6,313
Intercompany notes payable	—	(4,274)	4,274	(c)	—
Other liabilities and accrued expenses	26,782	(1,491)	—		25,291
Long-term borrowings	171,932	(250)	—		171,682

Total liabilities	1,160,482	(29,893)	4,274		1,134,863

Total shareholders’ equity	39,511	(5,780)	215	(c)(d)	33,946

Total liabilities and shareholders’ equity	$1,199,993	$(35,673)	$4,489		$1,168,809

See Notes to Unaudited Pro Forma Condensed Consolidated Statement of Financial Condition.

3

MORGAN STANLEY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT

OF FINANCIAL CONDITION

(a)	Reflects the Company’s historical condensed consolidated statement of financial condition.

(b)	Reflects the Company’s distribution of Discover’s assets and liabilities to the Company’s stockholders.

(c)	Reflects the net receipt of cash from Discover in connection with the settlement of intercompany funding prior to the Discover spin-off. Such intercompany balances were previously eliminated in the Company’s historical consolidated financial statements.

(d)	Reflects the receipt of a $350 million cash dividend from Discover prior to the Discover spin-off.

4

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Fiscal Year Ended November 30, 2006
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$4,755	$—	$—		$4,755
Principal transactions:
Trading	11,738	—	—		11,738
Investments	1,669	—	—		1,669
Commissions	3,770	—	—		3,770
Fees:
Asset management, distribution and administration	5,238	—	—		5,238
Merchant, cardmember and other fees, net	1,167	(1,167)	—		—
Servicing and securitization income	2,338	(2,338)	—		—
Interest and dividends	45,199	(2,458)	—		42,741
Other	571	(35)	—		536

Total revenues	76,445	(5,998)	—		70,447
Interest expense	41,937	(952)	245	(c)	41,230
Provision for consumer loan losses	756	(756)	—		—

Net revenues	33,752	(4,290)	(245)		29,217

Non-interest expenses:

Compensation and benefits	14,328	(922)	52	(d)	13,458
Occupancy and equipment	993	(91)	10	(d)	912
Brokerage, clearing and exchange fees	1,305	—	—		1,305
Information processing and communications	1,463	(387)	4	(d)	1,080
Marketing and business development	1,244	(604)	3	(d)	643
Professional services	2,242	(368)	13	(d)	1,887
Other	1,204	(332)	5	(d)	877

Total non-interest expenses	22,779	(2,704)	87		20,162

Income from continuing operations before losses from unconsolidated investees and income taxes	10,973	(1,586)	(332)		9,055
Losses from unconsolidated investees	228	(3)	—		225
Provision for income taxes	3,265	(506)	(101)		2,658

Income from continuing operations	$7,480	$(1,077)	$(231)		$6,172

Earnings per basic common share:
Income from continuing operations	$7.39				$6.06

Earnings per diluted common share:
Income from continuing operations	$7.08				$5.77

Average common shares outstanding:
Basic	1,010		5	(e)	1,015

Diluted	1,055		12	(e)	1,067

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

5

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Fiscal Year Ended November 30, 2005
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$3,843	$—	$—		$3,843
Principal transactions:
Trading	7,365	—	—		7,365
Investments	981	—	—		981
Commissions	3,331	—	—		3,331
Fees:
Asset management, distribution and administration	4,915	—	—		4,915
Merchant, cardmember and other fees, net	1,323	(1,323)	—		—
Servicing and securitization income	1,609	(1,609)	—		—
Interest and dividends	28,160	(2,174)	—		25,986
Other	464	(5)	—		459

Total revenues	51,991	(5,111)	—		46,880
Interest expense	24,425	(781)	143	(c)	23,787
Provision for consumer loan losses	878	(878)	—		—

Net revenues	26,688	(3,452)	(143)		23,093

Non-interest expenses:
Compensation and benefits	11,267	(865)	58	(d)	10,460
Occupancy and equipment	1,038	(92)	11	(d)	957
Brokerage, clearing and exchange fees	1,069	—	—		1,069
Information processing and communications	1,400	(353)	5	(d)	1,052
Marketing and business development	1,160	(587)	3	(d)	576
Professional services	1,898	(294)	14	(d)	1,618
Other	1,765	(343)	6	(d)	1,428
September 11th related insurance recoveries, net	(251)	—	—		(251)

Total non-interest expenses	19,346	(2,534)	97		16,909

Income from continuing operations before losses from unconsolidated investees, income taxes and cumulative effect of accounting change, net	7,342	(918)	(240)		6,184
Losses from unconsolidated investees	311	—	—		311
Provision for income taxes	1,852	(340)	(64)		1,448

Income from continuing operations before cumulative effect of accounting change, net	$5,179	$(578)	$(176)		$4,425

Earnings per basic common share:
Income from continuing operations	$4.93				$4.20

Earnings per diluted common share:
Income from continuing operations	$4.80				$4.07

Average common shares outstanding:
Basic	1,050		4	(e)	1,054

Diluted	1,080		8	(e)	1,088

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

6

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Fiscal Year Ended November 30, 2004
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$3,341	$—	$—		$3,341
Principal transactions:
Trading	5,510	—	—		5,510
Investments	607	—	—		607
Commissions	3,235	—	—		3,235
Fees:
Asset management, distribution and administration	4,436	—	—		4,436
Merchant, cardmember and other fees, net	1,317	(1,317)	—		—
Servicing and securitization income	1,921	(1,921)	—		—
Interest and dividends	18,575	(1,859)	—		16,716
Other	323	(10)	—		313

Total revenues	39,265	(5,107)	—		34,158
Interest expense	14,706	(648)	112	(c)	14,170
Provision for consumer loan losses	926	(926)	—		—

Net revenues	23,633	(3,533)	(112)		19,988

Non-interest expenses:
Compensation and benefits	9,812	(752)	41	(d)	9,101
Occupancy and equipment	839	(84)	8	(d)	763
Brokerage, clearing and exchange fees	931	—	—		931
Information processing and communications	1,304	(344)	5	(d)	965
Marketing and business development	1,121	(575)	2	(d)	548
Professional services	1,538	(263)	8	(d)	1,283
Other	1,278	(296)	2	(d)	984

Total non-interest expenses	16,823	(2,314)	66		14,575

Income from continuing operations before losses from unconsolidated investees, dividends on preferred securities subject to mandatory redemption and income taxes	6,810	(1,219)	(178)		5,413
Losses from unconsolidated investees	328	—	—		328
Provision for income taxes	1,854	(443)	(51)		1,360
Dividends on preferred securities subject to mandatory redemption	45	—	—		45

Income from continuing operations	$4,583	$(776)	$(127)		$3,680

Earnings per basic common share:
Income from continuing operations	$4.24				$3.39

Earnings per diluted common share:
Income from continuing operations	$4.15				$3.30

Average common shares outstanding:
Basic	1,080		6	(e)	1,086

Diluted	1,105		10	(e)	1,115

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

7

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Six months Ended May 31, 2007
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$3,140	$—	$—		$3,140
Principal transactions:
Trading	8,996	—	—		8,996
Investments	1,884	—	—		1,884
Commissions	2,128	—	—		2,128
Fees:
Asset management, distribution and administration	3,075	—	—		3,075
Merchant, cardmember and other fees, net	558	(558)	—		—
Servicing and securitization income	1,199	(1,122)	—		77
Interest and dividends	30,880	(1,384)	—		29,496
Other	535	(18)	—		517

Total revenues	52,395	(3,082)	—		49,313
Interest expense	29,492	(623)	142	(c)	29,011
Provision for consumer loan losses	399	(399)	—		—

Net revenues	22,504	(2,060)	(142)		20,302

Non-interest expenses:
Compensation and benefits	10,210	(466)	26	(d)	9,770
Occupancy and equipment	581	(46)	5	(d)	540
Brokerage, clearing and exchange fees	727	—	—		727
Information processing and communications	750	(191)	2	(d)	561
Marketing and business development	634	(283)	1	(d)	352
Professional services	1,125	(194)	(1	)(d)	930
Other	756	(175)	1	(d)	582

Total non-interest expenses	14,783	(1,355)	34		13,462

Income from continuing operations before losses from unconsolidated investees and income taxes	7,721	(705)	(176)		6,840
Losses from unconsolidated investees	(48)	(2)	—		(46)
Provision for income taxes	2,532	(261)	(58)		2,213

Income from continuing operations	$5,141	$(442)	$(118)		$4,581

Earnings per basic common share:
Income from continuing operations	$5.09				$4.50

Earnings per diluted common share:
Income from continuing operations	$4.86				$4.27

Average common shares outstanding:
Basic	1,003		7	(e)	1,010

Diluted	1,052		14	(e)	1,066

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

8

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

( in millions, except per share data)

	Three months Ended May 31, 2007
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$1,913	$—	$—		$1,913
Principal transactions:
Trading	4,838	—	—		4,838
Investments	1,004	—	—		1,004
Commissions	1,123	—	—		1,123
Fees:
Asset management, distribution and administration	1,596	—	—		1,596
Merchant, cardmember and other fees, net	261	(261)	—		—
Servicing and securitization income	643	(601)	—		42
Interest and dividends	16,066	(704)	—		15,362
Other	290	(9)	—		281

Total revenues	27,734	(1,575)	—		26,159
Interest expense	16,007	(336)	55	(c)	15,726
Provision for consumer loan losses	204	(204)	—		—

Net revenues	11,523	(1,035)	(55)		10,433

Non-interest expenses:
Compensation and benefits	5,218	(236)	13	(d)	4,995
Occupancy and equipment	301	(24)	2	(d)	279
Brokerage, clearing and exchange fees	366	—	—		366
Information processing and communications	381	(97)	1	(d)	285
Marketing and business development	340	(141)	1	(d)	200
Professional services	626	(113)	(2	)(d)	511
Other	417	(91)	1	(d)	327

Total non-interest expenses	7,649	(702)	16		6,963

Income from continuing operations before losses from unconsolidated investees and income taxes	3,874	(333)	(71)		3,470
Losses from unconsolidated investees	(21)	(1)	—		(20)
Provision for income taxes	1,271	(123)	(24)		1,124

Income from continuing operations	$2,582	$(209)	$(47)		$2,326

Earnings per basic common share:
Income from continuing operations	$2.57				$2.30

Earnings per diluted common share:
Income from continuing operations	$2.45				$2.18

Average common shares outstanding:
Basic	997		7	(e)	1,004

Diluted	1,046		14	(e)	1,060

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

9

MORGAN STANLEY

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

	Three Months Ended February 28, 2007
	Morgan Stanley Historical(a)	Discover Distribution(b)	Pro forma Adjustments		Morgan Stanley Pro forma
	(unaudited)
Revenues:
Investment banking	$1,227	$—	$—		$1,227
Principal transactions:
Trading	4,158	—	—		4,158
Investments	880	—	—		880
Commissions	1,005	—	—		1,005
Fees:
Asset management, distribution and administration	1,479	—	—		1,479
Merchant, cardmember and other fees, net	297	(297)	—		—
Servicing and securitization income	556	(521)	—		35
Interest and dividends	14,814	(680)	—		14,134
Other	245	(9)	—		236

Total revenues	24,661	(1,507)	—		23,154
Interest expense	13,485	(287)	87	(c)	13,285
Provision for consumer loan losses	195	(195)	—		—

Net revenues	10,981	(1,025)	(87)		9,869

Non-interest expenses:
Compensation and benefits	4,992	(230)	13	(d)	4,775
Occupancy and equipment	280	(22)	2	(d)	260
Brokerage, clearing and exchange fees	361	—	—		361
Information processing and communications	369	(94)	1	(d)	276
Marketing and business development	294	(142)	1	(d)	153
Professional services	499	(81)	1	(d)	419
Other	339	(83)	1	(d)	257

Total non-interest expenses	7,134	(652)	19		6,501

Income from continuing operations before losses from unconsolidated investees and income taxes	3,847	(373)	(106)		3,368
Losses from unconsolidated investees	(27)	(1)	—		(26)
Provision for income taxes	1,261	(138)	(35)		1,088

Income from continuing operations	$2,559	$(234)	$(71)		$2,254

Earnings per basic common share:
Income from continuing operations	$2.52				$2.20

Earnings per diluted common share:
Income from continuing operations	$2.40				$2.08

Average common shares outstanding:
Basic	1,009		7	(e)	1,016

Diluted	1,058		15	(e)	1,073

See Notes to Unaudited Pro Forma Condensed Consolidated Statements of Income.

10

MORGAN STANLEY

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS

OF INCOME

(a)	Reflects the Company’s historical condensed consolidated statements of income.

(b)	Reflects the elimination of the revenues and expenses of Discover’s continuing operations from the Company’s historical results.

(c)	Reflects an adjustment for intercompany interest expense. This amount reflects an allocation of the Company’s funding costs, which are managed on a consolidated basis, that had been charged by the Company to Discover. The intercompany funding was used to finance Discover’s receivables and operations, and such intercompany amounts have been repaid. The intercompany amounts were eliminated in the Company’s historical consolidated financial statements.

(d)	Reflects adjustments associated with certain allocated costs related to Discover. Such allocated costs will be retained by the Company as they represent certain corporate functions that will not be transferred to Discover in conjunction with the Discover spin-off. Amounts for Professional services for the three months ended February 28, 2007, three months ended May 31, 2007 and six months ended May 31, 2007 include adjustments for approximately $2 million, $5 million and $7 million, respectively, of costs directly associated with the Discover spin-off.

(e)	Represents the net dilutive impact of the issuance of additional stock-based compensation awards (including stock options and restricted stock units) to Morgan Stanley employees in order to maintain the pre-Discover spin-off intrinsic value of such awards, and the recission of stock-based compensation awards held by active employees of Discover.

11